                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) June 30, 2010

                     ANGELES INCOME PROPERTIES, LTD. 6

           (Exact name of Registrant as specified in its charter)

California	0-16210	95-4106139
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number)	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Please see the description under Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under

            an Off-Balance Sheet Arrangement of a Registrant.

Angeles Income Properties, Ltd. 6, a California limited partnership (the “Registrant”), owns a 99% limited partnership interest in Lazy Hollow Partners, a California general partnership (the “Partnership”).  The Partnership owns Lazy Hollow Apartments (“Lazy Hollow”), a 178-unit apartment complex located in Columbia, Maryland.  On June 30, 2010, the Partnership obtained a second mortgage loan (the “Second Mortgage”) in the principal amount of $6,330,000 on Lazy Hollow.  The Second Mortgage bears interest at a fixed rate of 5.88% per annum and requires monthly payments of principal and interest of approximately $37,000, beginning August 1, 2010 through the July 1, 2020 maturity date, at which time a balloon payment of approximately $5,280,000 will be due. The Partnership may prepay the Second Mortgage at any time with 30 days written notice to lender subject to a prepayment penalty.

In connection with the Second Mortgage, the Partnership also agreed to certain modifications on the existing mortgage loan encumbering Lazy Hollow. The modification includes a fixed interest rate of 6.04% per annum and monthly payments of principal and interest of approximately $46,000, commencing on August 1, 2010, through the maturity date of July 1, 2020, at which time a balloon payment of approximately $6,398,000 will be due. The previous terms provided for a fixed interest rate of 5.94% per annum and monthly payments of principal and interest of approximately $71,000 through the maturity date of April 30, 2023, at which date the mortgage was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan at any time subject to a prepayment penalty.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of each respective lender if an event of default, as defined in the applicable loan agreements, occurs. Events of default include: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach of default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by the Multifamily Note; Multifamily Deed of Trust, Assignment of Rents and Security Agreement; Guaranty; Amended and Restated Multifamily Note (Recast Transaction); Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Recast Transaction); and Amended and Restated Guaranty (Recast Transaction), copies of which are filed as exhibits 10.46, 10.47, 10.48, 10.49, 10.50 and 10.51 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s general partner evaluated the cash requirements of the Registrant and distributed approximately $6,147,000 of financing proceeds to the Registrant’s partners.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

      The following exhibits are filed with this report:

10.46       Multifamily Note, dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Wells Fargo Bank, National Association, a national banking association.*

10.47       Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated June 30, 2010, between  Lazy Hollow Partners, a California general partnership and Wells Fargo Bank, National Association, a national banking association.*

10.48       Guaranty, dated June 30, 2010, between AIMCO Properties, L.P., a Delaware limited partnership, and Wells Fargo Bank, National Association, a national banking association.*

10.49       Amended and Restated Multifamily Note (Recast Transaction), dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Federal Home Loan Mortgage Corporation.*

10.50       Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Recast Transaction) , dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Federal Home Loan Mortgage Corporation.*

10.51       Amended and Restated Guaranty (Recast Transaction) , dated June 30, 2010, between AIMCO Properties, L.P., a Delaware limited partnership, and Federal Home Loan Mortgage Corporation.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. 6

By:   Angeles Realty Corporation II

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: July 7, 2010